EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Group 1 Automotive, Inc. for the registration of Debt Securities, Common Stock, Preferred Stock, Warrants, Rights, Depositary Shares, Units, and Guarantees of Debt Securities and to the incorporation by reference therein of our reports dated February 24, 2009 (except for Notes 2, 7, 9, 15, 18, and 19, as to which the date is August 11, 2009), with respect to the consolidated financial statements of Group 1 Automotive, Inc. included in the Current Report (Form 8-K) of Group 1 Automotive, Inc. dated August 11, 2009, and February 24, 2009 with respect to the effectiveness of internal control over financial reporting of Group 1 Automotive, Inc., included in the Annual Report (Form 10-K/A) of Group 1 Automotive, Inc. for the year ended December 31, 2008, both filed with the Securities and Exchange Commission.

Houston, Texas August 13, 2009	/s/ Ernst & Young LLP